Exhibit 99.1

Principia Biopharma Reports Second Quarter 2020

Financial Results

SOUTH SAN FRANCISCO, Calif., August 6, 2020 – Principia Biopharma Inc. (Nasdaq: PRNB), a late-stage biopharmaceutical company focused on developing treatments for immune mediated diseases, today announced financial results for the second quarter ended June 30, 2020.

“We are very pleased with the progress the company made on each program in the first half of the year despite the ongoing COVID-19 pandemic challenges. Our investigators were able to present additional positive data for both ITP and pemphigus and Sanofi announced positive Phase 2 data in multiple sclerosis,” said Martin Babler, president and chief executive officer of Principia. “With the initiation of a Phase 3 trial in patients with relapsing multiple sclerosis, we received a $50 million milestone payment from Sanofi which enhances our balance sheet and allows us to continue strong execution on our programs.”

Six-month and year-to date program highlights

•	Rilzabrutinib for the treatment of pemphigus
o	Announced full data set from the Phase 2 Part B pemphigus BELIEVE PV trial during the virtual late-breaker research session of the American Academy of Dermatology
o	Results to date demonstrate a positive risk/benefit profile while decreasing daily corticosteroid usage
o	Enrollment of the PEGASUS Phase 3 trial continues to be on target
•	Rilzabrutinib for the treatment of ITP
o	Announced updated positive data from an ongoing Phase 1/2 trial in 47 heavily pre-treated patients during the virtual session of the European Hematology Association
o	Interim results demonstrate rilzabrutinib reaches primary endpoint in 50 percent of patients treated > 12 weeks with 400 mg twice-daily dose; demonstrated fast onset and durable responses
o	Granted orphan drug designation by the European Commission (EC)
o	Anticipate initiating a pivotal Phase 3 trial by the end of 2020, assuming no COVID-19 related impact
•	Rilzabrutinib for the treatment of IgG4-RD
o	Announced the expansion of development of rilzabrutinib into IgG4-RD
o	Anticipate initiating a Phase 2 trial in the second half of 2020

•	PRN473 Topical for the treatment of immune mediated diseases of the skin
o	Announced expansion of its BTK franchise with PRN473 Topical
o	Initiated two Phase 1 trials in Australia -- a single ascending dose/multiple dose trial in healthy volunteers and a challenge study
o	Anticipate Phase 1 single ascending dose/multiple dose trial results in the second half of 2020
•	PRN2246/SAR442168 for the treatment of multiple sclerosis
o	Demonstrated a significant reduction in disease activity in partner Sanofi’s Phase 2 relapsing multiple sclerosis (MS) trial
o	Met primary and secondary objectives with 85 percent or greater relative reduction achieved in the number of new gadolinium-enhancing T1 and new or enlarging T2 hyperintense lesions
o	First patient dosed in Sanofi’s Phase 3 trial in relapsing MS, triggering a $50 million milestone payment in the third quarter of 2020
•	Immunoproteasome Inhibitor
o	Selected a candidate molecule to move forward into the preclinical development phase
•	General Corporate Highlights
o

Hosted a virtual Analyst Event highlighting BTK inhibitors’ significant potential beyond B cells, how rilzabrutinib is differentiated from other BTKs due to its reversible covalent binding as well the company’s maturing pipeline and research focus

o	The company has hired key employees to meet the expanded development programs and expected organizational growth

Second Quarter 2020 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $316.5 million as of June 30, 2020, compared to $367.8 million as of December 31, 2019. In addition, the company received an additional $50.0 million milestone payment from Sanofi in the third quarter of 2020.

Revenues: Collaboration revenues were $50.0 million for the three months ended June 30, 2020, compared to $30.0 million for the same period in 2019, for the achievement of clinical development milestones in our Sanofi collaboration.

R&D Expenses: Total research and development expenses were $30.9 million for the three months ended June 30, 2020, including stock-based compensation expense of $3.9 million, compared to $18.7 million for the same period in 2019, including stock-based compensation expense of $1.8 million. The increase in total research and development expenses was mainly driven by an increase in rilzabrutinib program costs, due to the progression of our global Phase 3 trial in pemphigus, ongoing Phase 2 trial in ITP and certain manufacturing campaigns to supply drug products for our rilzabrutinib clinical trials, the initiation of our Phase 1 trial for PRN473 Topical in March 2020 and an increase in employee-related expenses.

G&A Expenses: General and administrative expenses were $9.2 million for the three months ended June 30, 2020, including stock-based compensation expense of $3.1 million, compared to $5.2 million for the same period in 2019, including stock-based compensation expense of $1.7 million.  The increase in total general and administrative expenses was primarily driven by increased employee-related expenses and costs related to operating as a public company.

Net Income (Loss): For the three months ended June 30, 2020, net income was $10.8 million compared to net income of $7.1 million for the same period in 2019.

About Principia Biopharma

Principia is a late-stage biopharmaceutical company dedicated to bringing transformative therapies to patients with significant unmet medical needs in immune mediated diseases. Through Principia’s proprietary Tailored Covalency® platform, our strategy is to build and advance a pipeline of best-in-class drug candidates with significant therapeutic benefits, limit unintended side effects, improve quality of life and over time modify the course of disease. This highly reproducible approach enables the company to pursue multiple programs efficiently, having discovered three drug candidates. Rilzabrutinib, a reversible covalent BTK inhibitor, is being evaluated in a global Phase 3 clinical trial in participants with pemphigus, a Phase 1/2 clinical trial in participants with immune thrombocytopenia (ITP), and the company plans to initiate a Phase 2 clinical trial in participants with IgG4-Related Diseases and a Phase 3 trial in ITP. PRN2246/SAR442168 is a covalent BTK inhibitor which crosses the blood-brain barrier and is partnered with Sanofi.  Sanofi has announced that SAR442168 will be evaluated in four Phase 3 clinical trials in participants with relapsing and progressive forms of multiple sclerosis. PRN473 Topical, a topical reversible covalent BTK inhibitor designed for immune-mediated diseases that could benefit from localized application to the skin, is being evaluated in Phase 1 trials.  For more information, please visit www.principiabio.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Principia’s expectations regarding the Principia pipeline of product candidates, and the initiation, timing, scope and success of additional clinical trials and results. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Principia’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Principia’s business in general, see the risk factors set forth in Principia’s reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Principia specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact
Christopher Chai, CFO
ir@principiabio.com

Media Contact
Paul Laland
415.519.6610
media@principiabio.com

Principia Biopharma Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$50,000	$30,000	$50,000	$35,160
Operating expenses:
Research and development	30,888	18,718	57,630	34,241
General and administrative	9,231	5,233	16,600	9,740
Total operating expenses	40,119	23,951	74,230	43,981
Income (loss) from operations	9,881	6,049	(24,230)	(8,821)
Other income (expense), net	199	(42)	199	(41)
Interest income	730	1,108	2,342	2,290
Net income (loss)	$10,810	$7,115	$(21,689)	$(6,572)
Net income (loss) per share
Basic	$0.33	$0.30	$(0.66)	$(0.28)
Diluted	$0.31	$0.28	$(0.66)	$(0.28)
Weighted-average shares used to calculate net income (loss) per share
Basic	33,087,340	23,927,172	33,040,547	23,896,788
Diluted	35,311,938	25,792,101	33,040,547	23,896,788

Principia Biopharma Inc.

Summary Consolidated Balance Sheet Data

(Unaudited)

(In thousands)

	June 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$316,533	$367,837
Total assets	385,954	382,736
Stockholders' equity	351,440	358,978